Exhibit 99.1

Vicarious Surgical Reports First Quarter 2024 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – April 29, 2024 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives through the transformation of surgical robotics, today announced financial results for the quarter ended March 31, 2024. Management will host a corresponding conference call at 4:30 p.m. ET today, April 29, 2024.

“I’m proud to report a productive start to 2024 as we advance our mission to improve lives by transforming surgical robotics,” said Adam Sachs, Co-Founder and Chief Executive Officer. “With the completion of our recent spring cadaver lab, we are now focused on further refining our V1.0 system ahead of final system integration this fall, and we remain confident in the value proposition that our differentiated single port offering can deliver for patients and surgeons alike.”

First Quarter 2024 Financial Results

●	Operating expenses were $16.1 million for the first quarter of 2024, compared to $22.3 million in the corresponding prior year period, a decrease of 28%.

●	R&D expenses for the first quarter of 2024 were $10.0 million, compared to $13.4 million in the first quarter of 2023.

●	General and administrative expenses for the first quarter of 2024 were $5.0 million, compared to $7.0 million in the first quarter of 2023.

●	Sales and marketing expenses for the first quarter of 2024 were $1.1 million, compared to $2.0 million in the first quarter of 2023.

●	Adjusted net loss for the first quarter was $15.1 million, equating to a loss of $0.09 per share, as compared to an adjusted net loss of $20.8 million, or a loss of $0.17 per share, for the same period of the prior year. GAAP net loss for the first quarter was $17.0 million, equating to a net loss per share of $0.10, as compared to a GAAP net loss of $26.9 million or a net loss per share of $0.21 for the same period of the prior year.

●	The Company had $84.1 million cash and investments as of March 31, 2024. The Company’s cash burn rate for the first quarter of 2024 was $14.1 million.

Full Year 2024 Cash Burn Guidance

●	Vicarious Surgical reiterates expected full year 2024 cash burn of approximately $50 million.

Conference Call

Vicarious Surgical will host a conference call today, Monday, April 29, 2024, at 4:30 p.m. ET to discuss its first quarter 2024 financial results. The call may be accessed through an operator by dialing +1 833 470 1428 for domestic callers or +1 404 975 4839 for international callers, using access code: 608739. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$9,968	$13,356
Sales and marketing	1,141	1,960
General and administrative	5,000	6,999
Total operating expenses	16,109	22,315
Loss from operations	(16,109)	(22,315)
Other income (expense):
Change in fair value of warrant liabilities	(1,867)	(6,079)
Interest and other income	975	1,473
Interest expense	—	(1)
Loss before income taxes	(17,001)	(26,922)
Provision for income taxes	—	—
Net loss	$(17,001)	$(26,922)
Net loss per share of Class A and Class B common stock, basic and diluted	$(0.10)	$(0.21)
Weighted average shares, basic and diluted	175,709,479	126,130,189

Other comprehensive income/(loss):
Net unrealized gain/(loss) on investments	(51)	65
Other comprehensive gain/(loss)	(51)	65
Comprehensive net loss	$(17,052)	$(26,857)

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$38,222	$52,822
Short-term investments	45,904	45,355
Prepaid expenses and other current assets	2,985	2,776
Total current assets	87,111	100,953
Restricted cash	936	936
Property and equipment, net	5,891	6,402
Right-of-use assets	11,243	11,459
Other long-term assets	105	114
Total assets	$105,286	$119,864

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,272	$1,258
Accrued expenses	2,716	4,975
Lease liabilities, current portion	1,088	1,047
Total current liabilities	5,076	7,280
Lease liabilities, net of current portion	13,503	13,785
Warrant liabilities	2,697	830
Total liabilities	21,276	21,895
Stockholders’ equity:
Class A Common Stock	15	15
Class B Common Stock	2	2
Additional paid-in capital	233,747	230,654
Accumulated other comprehensive income	(41)	10
Accumulated deficit	(149,713)	(132,712)
Total stockholders’ equity	84,010	97,969
Total liabilities and stockholders’ equity	$105,286	$119,864

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended March 31,
	2024	2023
Net loss	$(17,001)	$(26,922)
Change in fair value of warrant liabilities	(1,867)	(6,079)
Adjusted net loss	(15,134)	(20,843)
Adjusted EPS, basic and diluted	$(0.09)	$(0.17)
Weighted average shares, basic and diluted	175,709,479	126,130,189

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

media@vicarioussurgical.com